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                                                                  EXHIBIT 10.20a

                            STIPULATION OF SETTLEMENT
                      AND CONSENT TO THE ENTRY OF JUDGMENT

         IT IS HEREBY STIPULATED BY AND BETWEEN THE PARTIES AS FOLLOWS:


1. Dependents shall pay to the Plaintiff the sum of $300,000.00, as follows:

   A. Promptly upon the execution of this stipulation, the Defendants will pay the Plaintiff the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00);

   B. The sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) will be paid by the Defendants to the Plaintiff no later than November 30, 1996 (the "outside payment date"). Notwithstanding the foregoing outside payment date, the Defendants agree to pay to the Plaintiff 37-1/2% of all fire insurance proceeds (net of payments to the insurance adjuster) received on or after the date of this stipulation, from any insurance company concerning the claim made by the Defendants and relating to the fire which occurred in April 1996 at its Blakely, Pennsylvania manufacturing facility, as and when received, and promptly upon receipt, and until the balance of the agreed upon settlement is paid in full. In no event shall the payments(s) recited in this paragraph 1(B) be made after than November 30, 1996.

   C. Plaintiff acknowledges and agrees that, upon the making of the payments provided in this paragraph, no amounts shall be due and owing to him by Defendants, their officers, directors, employees and agents with respect to any matter prior to June 1, 1996, including, without limitation, amounts on account of deferred compensation, payments due under the Noncompetition Agreement between Plaintiff and Defendant Dawn Technologies, Inc., dated January 1, 1996 (the "Noncompetition Agreement"), and interest on the foregoing.

2. The parties agree that the next monthly payment due to Plaintiff under the Noncompetition Agreement will be made on the first day of the first month after all of the payments(s) recited in paragraph 1(B) of this stipulation are made, or on December 1, 1996, whichever is sooner, and, subject to his compliance with the Noncompetition Agreement, payments thereunder shall continue monthly until $447,916.63 has been paid. Upon any default in the payment of any installment due to Plaintiff under the Noncompetition Agreement, which default is not cured within any applicable period to cure, interest on such unpaid installment shall accrue at the annual rate of fifteen (15%) percent calculated from the date such installment was due. Except as expressly provided in this stipulation, the terms of the Noncompetition Agreement shall be unchanged and in full force and effect.

3. A. This stipulation shall constitute the final order and judgment of the court in this case, and this action is hereby dismissed with prejudice and without costs to any party as against the other. The Temporary Restraining Order previously entered by this court is dissolved, and of no further force or effect.

   B. If Plaintiff has delivered and not revoked the proxy as provided in Paragraph 4 below, in the event that the Defendants fail to make the payments specified in paragraph 1 of this stipulation, and Defendants do not cure such failure within ten (10) days after receipt of written notice to Dawn Technologies, Inc. (Attention: Warren Novick), 40 Gibraltar Lane, Avon, CT 06001, with a copy to Michael I. Stolzar, Esq., Zissu Ghumbinger Stolzar & Wasserman, 950 Third Avenue, New York, NY, 10022, then upon affidavit of counsel for Plaintiff made after appropriate inquiry, and without further notice and without further application to this court, Plaintiff may enter judgment in the sum of $300,000 less all amounts previously paid pursuant to Paragraph 1 of this stipulation. In the event that Defendants fail to make the payments as specified in Paragraph 1 of this stipulation, interest shall accrue on all unpaid amounts at the annual rate of 9%, calculated from the date hereof.
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4. Simultaneously with the execution hereof, Plaintiff shall sign in blank and date an irrevocable proxy in the form attached hereto as Exhibit 1 and deliver it to counsel for Defendants. Plaintiff shall not revoke said proxy.

Dated: New York, New York
       June 4, 1996

JOHN A. TARTAGLIA, ESQ.             SHIFF & TISMAN


/s/ JOHN A TARTAGLIA                By:/s/ STEPHEN E. TISMAN
--------------------------             --------------------------
JOHN A. TARTAGLIA, ESQ.                STEPHEN E. TISMAN
Attorneys for Plaintiff                Attorneys for Defendants
P.O. Box 369, Suite 1808               280 Madison Avenue
White Plains, NY 10603                 New York, NY 10016
(914) 289-0800                         (212) 751-7600


SO ORDERED:

         /s/

/s/ JAMES R. COWHEY, J.S.C.
James R. Cowhey, J.S.C.